                                                                EXHIBIT 10.8




                                  GUARANTY

                              Dated June 26, 1996

                                      From

                              A I M ADVISORS, INC.

                                  as Guarantor
                                  ------------
                                  in favor of

                       THE GUARANTEED PARTIES PARTIES TO
                THE B SHARE CREDIT AGREEMENT REFERRED TO HEREIN

                              TABLE OF CONTENTS
                              -----------------


SECTION                                                                                     PAGE

 1.  Guaranty; Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

 2.  Guaranty Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

 3.  Waivers and Acknowledgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

 4.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

 5.  Payments Free and Clear of Taxes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .   4

 6.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

 7.  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

 8.  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

 9.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

10.  No Waiver; Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

11.  Right of Set-off    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

12.  Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

13.  Continuing Guaranty; Assignments under the B Share Credit Agreement   . . . . . . . . .   8

14.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.   . . . . . . . . . . . . . . .   9


                                    GUARANTY


                 GUARANTY dated June 26, 1996 made by A I M ADVISORS, INC., a Delaware corporation (the "Guarantor"), in favor of the Guaranteed Parties (as defined below).

                 PRELIMINARY STATEMENT. The Lenders, Citibank, N.A., as administrative agent (the "Administrative Agent") for the Lenders, and the financial institutions listed on the signature pages thereof as co-agents, as co-agents (the "Co-Agents", and, together with the Lenders and the Administrative Agent, the "Guaranteed Parties"), are parties to a B Share Credit Agreement dated as of June 26, 1996 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "B Share Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined) with A I M Management Group Inc., a Delaware corporation (the "Borrower"). The Guarantor may receive a portion of the proceeds of the Loans under the B Share Credit Agreement and will derive substantial direct and indirect benefit from the transactions contemplated by the B Share Credit Agreement. It is a condition precedent to the making of Loans by the Lenders under the B Share Credit Agreement that the Guarantor shall have executed and delivered this Guaranty.

                 NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans from time to time, the Guarantor hereby agrees as follows:

                 Section 1. Guaranty; Limitation of Liability. (a) The Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Administrative Agent or any other Guaranteed Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Administrative Agent or any other Guaranteed Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

                 (b) The liability of the Guarantor under this Guaranty shall not exceed the greater of (i) the net benefit realized by the Guarantor from the proceeds of the Loans made from time to time by the Borrower to the Guarantor or any Subsidiary of the Guarantor and (ii) the greater of (x) 95% of the Adjusted Net Assets of the Guarantor on the date of delivery hereof and (y) 95% of the Adjusted Net Assets of the Guarantor on the date of any payment hereunder. "Adjusted Net Assets" of the Guarantor at any date means the lesser of (x) the amount by which the fair value of the property of the Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under this Guaranty, of the Guarantor at such date and (y) the amount by which the present fair salable value of the assets of the Guarantor at such date exceeds the amount that will be required to pay the probable liability of the Guarantor on its debts, excluding debt in respect of this Guaranty, as they become absolute and matured.

                 Section 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Guaranteed Party with respect thereto. The Obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                 (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                 (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from a Commitment Increase or any other extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

                 (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                 (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries;

                 (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

                 (f) any failure of any Guaranteed Party to disclose to the Borrower or the Guarantor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to any Guaranteed Party (the Guarantor waiving any duty on the part of the Guaranteed Parties to disclose such information); or

                 (g) any other circumstance or any existence of or reliance on any representation by the Administrative Agent or any other Guaranteed Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, the Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guaranteed Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

                 Section 3. Waivers and Acknowledgments. (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Guaranteed Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

                 (b) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                 (c) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this
Section 3 are knowingly made in contemplation of such benefits.

                 Section 4. Subrogation. The Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Guaranteed Party against the Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Administrative Agent or any other Guaranteed Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and
(iii) the Termination Date shall have occurred, the Administrative Agent and the other Guaranteed Parties will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

                 Section 5. Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by the Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future Taxes. If the Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Administrative Agent or any other Guaranteed Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section) the Administrative Agent or such other Guaranteed Party (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the Guarantor shall make such deductions or withholding and (iii) the Guarantor shall timely pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, the Guarantor agrees to pay any present or future Other Taxes.

                 (c) The Guarantor will indemnify and hold harmless the Administrative Agent and each other Guaranteed Party from and against the full amount of Taxes or Other Taxes (including, without limitation, Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent or such other Guaranteed Party (as the case may be) and any liability (including penalties, additions to tax, interest on tax and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Administrative Agent or such other Guaranteed Party (as the case may be) makes written demand therefor.

                 (d) Within 30 days after the date of any payment of Taxes by or on behalf of the Guarantor, the Guarantor will furnish to the Administrative Agent, at its address referred to in the B Share Credit Agreement, an official receipt (or a certified copy) or other documentation reasonably acceptable to the Administrative Agent evidencing payment thereof to the relevant taxation or other authority. In the case of any payment hereunder by or on behalf of the Guarantor through an account or branch outside the United States or by or on behalf of the Guarantor by a payor that is not a United States person, if the Guarantor determines that no Taxes are payable in respect thereof, the Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes; provided however, that no such opinion shall be required with respect to any exemption from Taxes imposed by the United States. For purposes of this subsection (d) and the following subsection (e), the terms "United States" and "United States person" shall have the meaning specified in Section 7701 on the Internal Revenue Code.


                 (e) Each Guaranteed Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the B Share Credit Agreement in the case of each Guaranteed Party listed on the signature pages thereof, and on the date of the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Guaranteed Party in the case of each other Guaranteed Party, and from time to time thereafter if requested in writing by the Guarantor (but only so long thereafter as such Guaranteed Party remains lawfully able to do so), provide the Administrative Agent and the Guarantor with two original Internal Revenue Service Forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Guaranteed Party is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Guaranty or certifying that the income receivable pursuant to this Guaranty is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Guaranteed Party at the time such Guaranteed Party first becomes a party to the B Share Credit Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Guaranteed Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, that, if at the date of the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which a Guaranteed Party assignee becomes a party to the B Share Credit Agreement, the Guaranteed Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Guaranteed Party assignee on such date. As an alternative to delivering Internal Revenue Service Form 1001 or 4224, a Non-U.S. Guaranteed Party holding

Registered Notes (a "Registered Noteholder") (or, if such Registered Noteholder is not the beneficial owner thereof, such beneficial owner) may deliver to the Guarantor prior to or at the time such Non-U.S. Guaranteed Party becomes a Registered Noteholder, an Internal Revenue Service Form W-8 (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States), together with an annual certificate stating that such Registered Noteholder or beneficial owner, as the case may be, is not any person described in Section 871(h)(3) or Section 881(c)(3) of the United States Internal Revenue Code. Each Registered Noteholder or beneficial owner, as the case may be, agrees (x) to deliver to the Guarantor a further duly completed copy of any previously delivered Internal Revenue Service Form W-8 on or before the earlier of the date that any such Form W-8 expires or becomes obsolete under applicable United States Treasury regulations and the date such Form W-8 otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) to notify the Guarantor within thirty days after it determines that it is no longer in a position to provide such Form W-8 or annual certificate to the Guarantor.


                 (f) For any period with respect to which a Guaranteed Party has failed to provide the Guarantor with the appropriate form described in subsection (e) above or any successor form (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Guaranteed Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States unless such Taxes would have been imposed without regard to such Guaranteed Party's failure to provide the appropriate form to the Borrower; provided, that should a Guaranteed Party become subject to Taxes because of its failure to deliver a form required hereunder, the Guarantor shall take at such Guaranteed Party's expense such steps as such Guaranteed Party shall reasonably request to assist such Guaranteed Party to recover such Taxes.

                 (g) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the termination of the B Share Credit Agreement, payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

                 (h)      Notwithstanding anything to the contrary in this
Section 5, the Guarantor shall not be required to pay or indemnify for any Tax or Other Tax to the extent such Tax or Other Tax would not have been imposed but for the sale of participations by any Guaranteed Party in or to all or a portion of its rights and obligations under this Agreement pursuant to Section 10.07(e) of the B Share Credit Agreement.

                 Section 6. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

                 (a) The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
(ii) is duly qualified or licensed and is in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed, and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Guarantor has been validly issued, is fully paid and nonassessable.

                 (b) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                 (c) The Guarantor has, independently and without reliance upon the Administrative Agent or any other Guaranteed Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Loan Parties.

                 Section 7. Covenants. The Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid or any Lender shall have any Commitment, the Guarantor will, unless the Required Lenders shall otherwise consent in writing, perform or observe all of the terms, covenants and agreements that the Loan Documents state that the Borrower is to cause the Guarantor to perform or observe.

                 Section 8. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Guaranteed Parties (other than any Lender that is, at such time, a Defaulting Lender), (a) limit the liability of the Guarantor hereunder, (b) postpone any date fixed for payment hereunder or (c) change the number of Guaranteed Parties required to take any action hereunder.

                 Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to the Guarantor, addressed to it at 11 Greenway Plaza, Suite 1919, Houston, Texas 77046, Fax No.: (713) 993-9890,
Attention: President, together with a copy to the General Counsel of the Guarantor at the same address, if to the Administrative Agent or any Guaranteed Party, at its address specified in the B Share

Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

                 Section 10. No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 Section 11. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Guaranteed Party shall have at any time and from time to time, to the fullest extent permitted by law, without presentment, demand, protest or other notice of any kind to any Loan Party or any other Person a right of set off with respect to any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Guaranteed Party (including by branches and Agencies of such Guaranteed Party, wherever located) to or for the credit or the account of the Guarantor irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty and although such Obligations may be contingent or unmatured. Each Guaranteed Party agrees promptly to notify the Guarantor after any such set-off; provided, that the failure to give such notice shall not affect the validity of such set-off. The rights of each Guaranteed Party under this Section are in addition to other rights and remedies that such Guaranteed Party may have.

                 Section 12.  Indemnification.   Without limitation on any
other Obligations of the Guarantor or remedies of the Guaranteed Parties under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Guaranteed Party from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of such Guaranteed Party's legal counsel) suffered or incurred by such Guaranteed Party as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms provided, that the amounts payable by the Guarantor pursuant to this Section 12 shall not exceed, in the aggregate, the amount of the Guaranteed Obligations.

                 Section 13. Continuing Guaranty; Assignments under the B Share Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative

Agent and the other Guaranteed Parties and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Guaranteed Party may assign or otherwise transfer all or any portion of its rights and obligations under the B Share Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise, in each case as and to the extent provided in Section 10.07 of the B Share Credit Agreement.

                 Section 14. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of law provisions thereof.

                 (b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                 (c) Nothing in this Section shall affect the right of any Guaranteed Party to serve legal process in any other manner permitted by law or affect the right of any Guaranteed Party to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions.

                 (d) The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby or the actions of the Administrative Agent or any other Guaranteed Party in the negotiation, administration, performance or enforcement thereof.


                 IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        A I M ADVISORS, INC.

                                        By  /s/  ROBERT H. GRAHAM
                                           ____________________________________
                                            Title: President

                                 SCHEDULE 1.01A
                                 ELIGIBLE FUNDS


                                 Eligible Funds
                                 --------------

AIM Balanced Fund
AIM Charter Fund
AIM Global Aggressive Growth Fund
AIM Global Growth Fund
AIM Global Income Fund
AIM Intermediate Government Fund
AIM Growth Fund
AIM High Yield Fund
AIM Income Fund
AIM International Equity Fund
AIM Money Market Fund
AIM Municipal Bond Fund
AIM Global Utilities Fund
AIM Value Fund
AIM Weingarten Fund

                                 SCHEDULE 1.01D
                                  INVESTMENTS
                                  -----------

1) Life Partners Group, Inc., 62,182 shares (proposed to be exchanged for shares of Conseco, Inc. stock).

2)       ICI Mutual Insurance Company Reserve Premium.

3) Assets of a trust established to comply with Rule 27d-1 of the Investment Company Act of 1940 in connection with Summit Investors Plans. The Company is prohibited from using the assets of such trust. The amounts vary as required by Rule 27d-1. As of May 31, 1996, an aggregate amount in trust of approximately $400,000 is currently invested in:

                 (a) Federal National Mortgage Association Note. Face Value $300,000. Matures July 19, 1996. Held through Merrill Lynch Acct. No. 581-07452; and

                 (b) Segregated Trust Savings Account at State Street Bank & Trust Co.

4) Investment in ABAMCO Limited, a management company owned and operated by a joint venture between A I M Management Group Inc., a Pakistani broker-dealer, a privately owned Pakistani bank and the International Finance Corporation.

                                 SCHEDULE 3.02(a)
                              EXCLUDED ASSET SALES
                              --------------------

1. Liquidation of seed money contributed to funds advised by A I M Advisors, Inc. or A I M Capital Management, Inc. from time to time.

2. Exchanges of shares of Life Partners Group, Inc. stock for shares of Conseco, Inc. stock and subsequent sales of shares of Conseco, Inc. stock from time to time.

                                 SCHEDULE 6.04
                                   APPROVALS
                                   ---------


Filing of UCC Financing Statements:

         -Texas Secretary of State

                                 SCHEDULE 6.12
                                     TAXES
                                     -----

Federal Income Tax Audit
- ------------------------

A I M Management Group Inc. and subsidiaries:
         The federal tax return on Form 1120 for 1992 is currently under audit. Status is unknown.

Texas Franchise Tax Audits
- --------------------------

A I M Management Group Inc.
         Audit presently covers 1991-1994 tax years (i.e. privilege periods 1992-1995). Status is unknown.

A I M Capital Management, Inc.
         Audit presently covers 1991-1993 tax years (i.e., privilege periods 1992-1994). Status is unknown.

                                 SCHEDULE 6.13
                                     ERISA
                                     -----

Plans
- -----

None

Multiemployer Plans
- -------------------

None

Welfare Plans
- -------------

1. AIM Flexible Benefits Plan/A I M Management Group Inc. Section 125 Program
         a. Massachusetts Mutual Life Insurance Company Medical, Life Insurance and Accidental Death & Dismemberment Program
         b.      DentiCare, Inc. Dental Program
         c.      UniLife Insurance Company Dental Program

2. A I M Management Group Inc. Long-Term Disability Income Benefit Plan

3. A I M Management Group Inc. Short-Term Disability Income Benefit Plan

4. A I M Management Group Inc. Travel Accident Policy

5. A I M Management Group Inc. Plan 21 (Employee Assistance Plan)

6. A I M Management Group Inc. Profit Sharing Plan

7. A I M Management Group Inc. Life & Accidental Death & Dismemberment
   Insurance

                                 SCHEDULE 7.02
                                     LIENS
                                     -----



None